AV HOMES, INC.
FORM OF DEFERRED COMPENSATION AGREEMENT
FOR NON-EMPLOYEE DIRECTOR FEES
This Deferred Compensation Agreement (this “Agreement”), dated as of [___________], is made by and between AV Homes, Inc., a Delaware corporation (the “Company”), and you, [____________], a non-employee director of the Company, pursuant to the AV Homes, Inc. 2015 Incentive Compensation Plan (the “Plan”). To the extent any capitalized term used in this Agreement is not defined, it shall have the meaning assigned to it in the Plan as it currently exists or as it may be amended in the future.
1.    DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:
(a)    “Beneficiary” shall mean the beneficiary or beneficiaries designated in writing by you pursuant to Section 4 hereof to receive your deferred compensation benefits in the event of your death.
(b)    “Change in Control” shall have the meaning given the term in Section 2(g) of the Plan, including giving effect to the last sentence of such Section 2(g).
(c)    “Deferral Amount” shall mean the amount of Director Fees credited to your Deferred Compensation Account pursuant to an election by you pursuant to the terms of this Agreement to defer the receipt of such Director Fees.
(d)    “Deferral Date” shall mean the date on which you would otherwise be paid in cash Directors Fees or would be credited with a dividend equivalent pursuant to Section 2(c) below.
(e)    “Deferred Compensation Account” shall mean the separate account established by the Company under this Agreement for you.
(f)    “Director Fees” shall mean the annual cash retainer payable to you as a Non-Employee Director, and the fees payable to you in cash for being a member or chairman of a committee of the Board.
(g)    “Separation from Service” shall mean the termination, for any reason, of your service as a Non-Employee Director that constitutes a “separation from service” as such term is defined for purposes of Code Section 409A.
2.    DEFERRAL ELECTIONS AND CREDITS TO DEFERRED COMPENSATION ACCOUNT
(a)    Deferral Election. You may elect to defer the receipt of up to fifty percent (50%) of your annual Director Fees. A deferral election shall be made by completing, signing and submitting to the Company the deferral election form attached as Exhibit A hereto (the “Deferral Election Form”). An election to defer receipt of Director Fees must be submitted by you prior to the calendar year in which you earn such compensation, except that you may make an election within thirty (30) days of the date on which you first become a Non-Employee Director (and then only with respect to Director Fees earned after the date such election is made). A deferral election will be irrevocable for the first calendar year after it is submitted to the Company, and will remain in effect for calendar years thereafter unless terminated or modified by the timely submission of a new Deferral Election Form. Any new Deferral Election Form subsequently submitted will be effective for Director Fees earned in the calendar year following the year such new Deferral Election Form is submitted to the Company.
(b)    Crediting Deferral Amounts. A Deferral Amount will be credited to your Deferred Compensation Account as of the applicable Deferral Date, and will be deemed invested in Stock Units granted under the Plan as of the same date. The number of Stock Units to be credited to your Deferred Compensation Account as the result of the deemed investment of a Deferral Amount will be determined by dividing the Deferral Amount by the Fair Market Value of one Share on the Deferral Date and rounding the result down to the nearest whole unit (with any fractional unit paid to you in cash).
(c)    Dividend Equivalents. If cash dividends are declared and paid by the Company with respect to its Stock, then the Company will credit to your Deferred Compensation Account, as of each dividend payment date, a number of additional Stock Units. The number of additional Stock Units so credited as of any dividend payment date will be equal to (i) the total cash dividends you would have received on that dividend payment date if the number of Stock Units credited to your Deferred Compensation Account as of the record date for such dividend payment (including any Stock Units previously credited to your Deferred Compensation Account as a result of the deemed reinvestment of dividend equivalents) had been actual Shares, divided by (ii) the Fair Market Value of a Share on the dividend payment date, using the same rounding convention described in Section 2(b).
3.    VESTING AND DISTRIBUTION OF BENEFITS
(a)    Vesting of Deferred Compensation Accounts. The Participant’s Deferred Compensation Account balance shall be fully vested at all times.
(b)    Distribution of Deferred Compensation Account. Subject to Sections 3(c), 3(d), 3(e) and 3(f) hereof, the Company shall distribute the portion of your Deferred Compensation Account balance attributable to each Deferral Election Form that you have submitted in accordance with the dates and percentages designated by you in the applicable Deferral Election Form. All distributions shall be made in Shares, with the number of Shares subject to each distribution determined by multiplying the specified percentage to be distributed on such date (as designated in the applicable Deferral Election Form) by the aggregate number of Stock Units credited to the Deferred Compensation Account that are attributable to the applicable Deferral Election Form as of such date.
(c)    Change of Distribution Schedule. You may elect, at any time, to change distribution date(s) for Stock Units already credited to your Deferred Compensation Account by completing, signing and submitting to the Company the distribution change form attached as Exhibit B hereto (the “Distribution Change Form”), provided that (i) such election must be made at least twelve (12) months prior to the date the affected distribution was originally scheduled to be paid, (ii) such election shall not take effect until twelve (12) months after the date of the submission of the Distribution Change Form, and (iii) each changed distribution may occur no earlier than five (5) years after the date the affected distribution was originally scheduled to be paid.
(d)    Death Benefit. Upon your death, the remaining balance in your Deferred Compensation Account on the date of your death shall be payable in a lump sum to your Beneficiary or estate within thirty (30) days following the date of your death.
(e)    Separation from Service. Upon your Separation from Service, the remaining balance in your Deferred Compensation Account on the date of your Separation from Service shall be payable in a lump sum to you within thirty (30) days following the date of your Separation from Service.
(f)    Pro Rata Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if your Separation from Service occurs prior to your performance of services as a Non-Employee Director for which Stock Units have been credited to your Deferred Compensation Account, the Committee, in its sole discretion, may make a pro rata adjustment in the number of Shares distributable to you upon your Separation from Service to account for such services not performed.
4.    DESIGNATION OF BENEFICIARY. You may designate a Beneficiary to receive any amount due hereunder via written notice thereof, in the form attached as Exhibit C hereto, to the Committee at any time prior to your death and may revoke or change the Beneficiary designated therein without the Beneficiary’s consent by written notice delivered to the Committee at any time and from time to time prior to your death. If you fail to designate a Beneficiary, or if no such designated Beneficiary shall survive you, then such amount shall be paid to your estate.

5.    EQUITABLE ADJUSTMENT. If an “equity restructuring” (as defined in Section 12(a) of the Plan) occurs that causes the per share value of the Shares to change, the Committee shall make such equitable adjustments to any Stock Units subject to this Agreement as are contemplated by Section 12(a) of the Plan in order to avoid dilution or enlargement of your rights hereunder. The Committee may make such equitable adjustments to any Stock Units subject to this Agreement as and to the extent provided in Section 12(a) of the Plan in connection with other changes in the Company’s capitalization contemplated by Section 12(a) of the Plan.
6.    REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any Shares pursuant to this Agreement may be postponed by the Committee for such period, and any resale by you of Shares issued and delivered pursuant to this Agreement may be subject to such restrictions, as may be required to comply with any applicable legal and stock exchange requirements, as provided in Section 17(c) of the Plan.
7.    CONSTRUCTION. The Plan and this Agreement will be construed by and administered by or under the supervision of the Committee, and all determinations of the Committee will be final and binding on you.
8.    GENERAL AND MISCELLANEOUS
(a)    Rights Against Company. Nothing in this Agreement shall be construed as creating a trust or fiduciary relationship of any kind between the Company and you. Except as expressly provided by this Agreement, the establishment of this Agreement shall not be construed as giving to you or any other person any legal, equitable or other rights against the Company, or against its officers, directors, agents or members, or as giving to you or any Beneficiary any equity or other interest in the assets or business of the Company or giving you the right to be retained in the Service of the Company. In no event shall your terms of service, expressed or implied, be modified or in any way affected by the execution of this Agreement or by any election under this Agreement made by you.
(b)    Unfunded and Unsecured Obligation. Benefits under this Agreement are “unfunded” for purposes of the Code, and the deferred compensation provided under this Agreement shall be an unsecured obligation of the Company to pay you the amount(s) provided herein. Your rights and the rights of any Beneficiary hereunder shall be solely those of an unsecured general creditor of the Company and neither you nor any Beneficiary shall have any rights as a stockholder, and shall not be entitled to vote, with respect to the Stock Units credited to your Deferred Compensation Account.
(c)    Assignment or Transfer. No right, title or interest of any kind in this Agreement shall be transferable or assignable by you or any Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, nor subject to the debts, contracts, liabilities, engagements, or torts of you or any Beneficiary. Any attempt to alienate, encumber, hypothecate, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or to dispose of any interest in this Agreement shall be void ab initio.
(d)    Severability. If any provision of this Agreement shall be declared illegal or invalid for any reason, said illegal or invalid provision shall not affect the remaining provisions of this Agreement but shall be fully severable, and this Agreement shall be construed and enforced as if said illegal or invalid provision was not part of this Agreement.
(e)    Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.
(f)    Failure To Enforce Not A Waiver. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
(g)    Incorporation of Plan. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time. If any terms of this Agreement conflict with the terms of the Plan, the terms of the Plan shall control, unless the Plan specifically provides otherwise.

(h)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.
(i)    Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to you at the last address specified in the records of the Company, or such other address as you may designate in writing to the Company, or (ii) to the Company, AV Homes, Inc., 8601 N. Scottsdale Road, Suite 225, Scottsdale, Arizona 85253 Attention: Corporate Secretary, or such other address as the Company may designate in writing to you.
(j)    Reporting of Income. Payments of deferred compensation under this Agreement are compensation for your services as a member of the Board, and not as an employee of the Company, and shall be reported as such on IRS Form 1099-MISC. You will be responsible for appropriate estimated income tax payments and self-employment (“SECA”) taxes.

(i)    Other Provisions. This Agreement cannot be changed or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof. This Agreement will be binding in all respects on your heirs, representatives, successors and assigns, and on the successors and assigns of the Company.
IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.
AV HOMES, INC.

By:
Title:

EXHIBIT A
AV HOMES, INC.
DEFERRED COMPENSATION AGREEMENT
FOR NON-EMPLOYEE DIRECTOR FEES
DEFERRAL ELECTION FORM
Name: __________
I, the individual named above, hereby elect to defer the following portion of my Director Fees payable for services as a Non-Employee Director of AV Homes, Inc., a Delaware corporation (the “Company”), in calendar years commencing after the date this Deferral Election Form is submitted to the Company. [Percentage may not exceed 50%.]
☐    _____% of my annual Director Fees.
This deferral election is made in accordance with the terms of the Deferred Compensation Agreement for Non-Employee Director Fees (the “Agreement”), dated as of [ ______ ], by and between me and the Company, is irrevocable as to Director Fees earned in the first calendar year after this form is submitted to the Company, and will remain in effect for calendar years thereafter unless terminated or modified by the submission of a new Deferral Election Form. Any new Deferral Election Form subsequently submitted will be effective for Director Fees earned in the calendar year following the year such new Deferral Election Form is submitted to the Company. Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement.
The portion of my Deferred Compensation Account balance attributable to amounts deferred pursuant to this election (including any earnings thereon) shall be distributed to me upon the earliest of (i) the following date(s) and in the following increment(s), (ii) the date of my Separation from Service, or (iii) the date of my death. [If you do not make any entry in the following table, your distribution will be payable upon the earlier of your Separation from Service or your death. If you do make one or more entries in the following table, the last entry must reflect a percentage of 100%.]
☐
Percentage     Month     Day    Year
☐
Percentage     Month     Day    Year
☐
Percentage     Month     Day    Year
☐
Percentage     Month     Day    Year
NOTE: I understand that I may file a new deferral election form at any time for future deferrals, and that the new election will take effect in the calendar year following the year the new deferral election form is filed with the Company. I also understand that if I want to further defer the distribution date with regard to amounts already deferred and Stock Units credited to my Deferred Compensation Account, such “re-deferral” requires the submission of a Distribution Change Form that is available from the Company.
Submitted by:    Accepted by:

AV HOMES, INC.

By:
Name:
Title:
Date:        Date:

EXHIBIT B
AV HOMES, INC.
DEFERRED COMPENSATION AGREEMENT
FOR NON-EMPLOYEE DIRECTOR FEES
DISTRIBUTION CHANGE FORM
Name:
With respect to one or more deferral elections made in accordance with the terms of a Deferred Compensation Agreement for Non-Employee Director Fees (the “Agreement”), dated as of [ _____ ], by and between me, the individual named above, and AV Homes, Inc., a Delaware corporation (the “Company”), I hereby elect to extend the scheduled distribution date(s) for the Stock Units subject to the Deferral Election Form(s) listed below for the period(s) indicated below: [This election cannot take effect for twelve (12) months from the date this Distribution Change Form is received by the Company, and will be effective only for Stock Units whose currently scheduled distribution date is at least twelve (12) months after this Distribution Change Form is received by the Company. The extended distribution date you select must be at least five (5) years after the currently scheduled distribution date.]
For Stock Units subject to my Deferral Election Form dated _____________:

(a)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

(b)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

(c)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

(d)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

For Stock Units subject to my Deferral Election Form dated _____________:

(a)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

(b)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

(c)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

(d)	For the percentage originally scheduled to be distributed on _______________, the extended distribution date will be .

Submitted by:    Accepted by:

AV HOMES, INC.

By:
Name:
Title:
Date:        Date:

EXHIBIT C
AV HOMES, INC.
BENEFICIARY DESIGNATION PURSUANT TO
DEFERRED COMPENSATION AGREEMENT FOR NON-EMPLOYEE DIRECTOR FEES
In the event that I, _________, should die prior to the receipt of all amounts credited to my Deferred Compensation Account under the Deferred Compensation Agreement FOR Non-Employee Director Fees (the “Agreement”), dated as of [ _____ ], by and between me and AV Homes, Inc., a Delaware corporation, I hereby designate the following person(s) as primary Beneficiary(ies) and contingent Beneficiary(ies) of my interest in my Deferred Compensation Account (please attach additional sheets if necessary):
PRIMARY BENEFICIARY(IES) (Select only one alternative)
☐ (a) INDIVIDUALS AND/OR CHARITIES    % SHARE

Name    _________
Address    _________

Name    _________
Address    _________

☐ (b) TRUST
The _______________________    Trust, dated ___________________________________
    (print name of trust)            (fill in date trust was established)
CONTINGENT BENEFICIARY(IES) (Select only one alternative)
☐ (a) INDIVIDUALS AND/OR CHARITIES    % SHARE

Name    _________
Address    _________

Name    _________
Address    _________

☐ (b) TRUST
The _______________________Trust, dated ___________________________________
    (print name of trust)    (fill in date trust was established)
Capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Agreement. Any distribution to a primary or contingent Beneficiary(ies) of amounts in my Deferred Compensation Account shall be subject to, and in accordance with, the terms and conditions of the Agreement. Should all the individual primary Beneficiary(ies) fail to survive me or if the trust named as the primary Beneficiary does not exist at my death, the contingent Beneficiary(ies) shall be entitled to my interest in the Deferred Compensation Account in the shares indicated above. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exist at my death, such beneficiary’s share shall be divided among the remaining named primary or contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. In the event that no named individual primary Beneficiary(ies) or contingent Beneficiary(ies) survives me, and no trust or charity named as a primary Beneficiary or contingent Beneficiary exists at my death, then my beneficiary will be my estate, as provided in the Agreement.
This Beneficiary Designation is effective until I file another such Beneficiary Designation with the Company. Any previous Beneficiary Designations are hereby revoked.
Submitted by:    Accepted by:

PARTICIPANT    AV HOMES, INC.

By:
Name:                Title:
Date:            Date: